Exhibit 99.1

Industrial Services of America, Inc.

Reports Third Quarter 2014 Results

LOUISVILLE, KY (November 7, 2014) — Industrial Services of America, Inc. (NASDAQ: IDSA), a company that buys, processes and markets ferrous and non-ferrous metals and other recyclable commodities, and offers waste management programs and equipment to commercial customers, today reported financial results for the three and nine months ended September 30, 2014.

Key Highlights for the Third Quarter ending September 30, 2014, as compared to the same period in 2013

•                  Recycling volumes increased 61% year-over-year, excluding the discontinued stainless steel blend operations

•                  Total revenue increased 4.2%, from $33.3 million in the third quarter of 2013 to $34.7 million in the third quarter of 2014

•                  Net Income for the third quarter of 2014 was $163,000

•                  Selling, general & administrative expenses declined 26%

•                  Operating income was $325,000 for the three months ending September 30, 2014, vs. an operating loss of ($3.0) million for the quarter ending September 30, 2013

•                  Interest expense declined 65% from the year-earlier period

•                  EBITDA improved by $3.1 million, from ($2.0) million to $1.1 million

•                  Diluted EPS improved $0.33 from ($0.31) to $0.02, despite 15.8% more diluted shares outstanding

Sean Garber, President of ISA, commented, “From the start, our focus has been producing RESULTS.   The team has bought into this and understands that if our best efforts do not produce results, our efforts are wasted.  We are nine months into our operational turnaround, and over this period revenues have increased every quarter, while operating expenses and interest expense have steadily declined.  This is a function of our results-oriented culture and the fact that we expect each team member to perform his or her job at the highest level.  While we are proud of the success we have achieved to date, we believe we have only begun to scratch the surface on the opportunities that lie ahead for ISA.”

Key Highlights for the Nine Months ending September 30, 2014, as compared to same period in 2013

•                  Excluding the discontinued stainless steel blend operations, revenue increased 24%, from $65.0 million to $81.1 million, on 24% higher shipments

•                  SG&A decreased by $1.2 million, or 22%

•                  Operating Income improved by $4.3 million

•                  Interest expense declined 57% from the year-earlier period

•                  EBITDA increased $3.0 million, from a loss of ($1.1) million to positive $1.9 million

•                  Net loss improved to ($1.1) million from ($3.5) million

•                  Diluted EPS improved to ($0.15) from ($0.50), an increase of $0.35 per share, on 5.6% higher diluted shares outstanding

Reflecting on ISA’s year-to-date results, Mr. Garber commented, “Every quarter that goes by, we distance ourselves from a historically challenging period, and the company becomes increasingly healthy.  In just nine months we have learned how to generate substantially more profit on a smaller revenue base.  Again, this is a function of focusing on a RESULTS-based business plan that all of us embrace as our road map to success.  I am at a loss for words regarding how proud I am of the team and what we have achieved in such a short period of time.”

ISA’s 2014 SEC filings are available for review at the Securities and Exchange Commission web site at http://www.sec.gov/edgar/searchedgar/companysearch.html.

For a reconciliation of EBITDA to Net income (loss), see “Non-GAAP Financial Information” below.

About ISA

Headquartered in Louisville, Kentucky, Industrial Services of America, Inc., is a publicly traded company that buys, processes and markets ferrous and non-ferrous metals and other recyclable commodities, and offers waste management programs and equipment to commercial customers. More information about ISA is available at www.isa-inc.com.

Forward Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ from predicted results.  Specific risks include fluctuations in the price of recycled materials, varying demand for waste managing systems, equipment and services, competitive pressures in waste managing systems and equipment, competitive pressures in the waste managing business, and loss of customers. Further information on factors that could affect ISA’s results is detailed in ISA’s filings with the Securities and Exchange Commission. ISA undertakes no obligation to publicly release the results of any revisions to the forward-looking statements.

FINANCIAL RESULTS AND

SUPPLEMENTAL FINANCIAL INFORMATION

FOLLOW

INDUSTRIAL SERVICES OF AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	For the three months ended		For the nine months ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Revenue from services	$1,357	$1,396	$3,793	$3,708
Revenue from product sales	33,299	31,915	85,170	104,484
Total revenue	34,656	33,311	88,963	108,192
Cost of sales for services	1,180	1,314	3,401	3,498
Cost of sales for product sales	31,877	31,363	81,686	101,929
Inventory adjustment for lower of cost or market	—	1,900	—	1,900
Total cost of sales	33,057	34,577	85,087	107,327
Selling, general and administrative expenses	1,274	1,721	4,410	5,656
Selling, general and administrative expenses	1,274	1,721	4,410	5,656
Income (loss) before other income (expense)	325	(2,987)	(534)	(4,791)
Other income (expense)
Interest expense, including factoring fees and loan fee amortization	(191)	(547)	(676)	(1,569)
Interest income	—	—	1	2
Gain (loss) on sale of assets	2	(3)	108	35
Gain on lawsuit settlement	—	—	—	625
Other income (expense), net	10	—	7	9
Total other expense	(179)	(550)	(560)	(898)
Income (loss) before income taxes	146	(3,537)	(1,094)	(5,689)
Income tax provision (benefit)	(17)	(1,346)	29	(2,145)
Net income (loss)	$163	$(2,191)	$(1,123)	$(3,544)
Basic earnings (loss) per share	$0.02	$(0.31)	$(0.15)	$(0.50)
Diluted earnings (loss) per share	$0.02	$(0.31)	$(0.15)	$(0.50)
Weighted average shares outstanding:
Basic	7,956	7,069	7,425	7,028
Diluted	8,187	7,069	7,425	7,028

INDUSTRIAL SERVICES OF AMERICA, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

Non-GAAP Financial Information

Reconciliation of Non-GAAP EBITDA (1) and Net income (loss)

The information provided in this release includes EBITDA, a non-GAAP financial measure as defined under SEC rules.  In accordance with SEC rules, the following table reconciles EBITDA to Net income (loss):

	Three Months Ended		Nine Months Ended
	Sept 30,		Sept 30,
	2014	2013	2014	2013
	(in thousands)
Net income (loss)	$163	$(2,191)	$(1,123)	$(3,544)
Interest expense	191	547	676	1,569
Income tax expense (benefit)	(17)	(1,346)	29	(2,145)
Depreciation & Amortization	774	988	2,362	3,041
EBITDA (1)	$1,111	$(2,002)	$1,944	$(1,079)

(1)  EBITDA is calculated by the Company as net income (loss) before interest expense, income tax expense (benefit), depreciation & amortization. The Company uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally.  The Company also uses EBITDA to determine its compliance with covenants under its credit facility.  This non-GAAP measurement should not be considered in isolation and is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, we believe the EBITDA calculation provides additional information to investors and debt holders due to the fact that tax credits, tax rates and other tax related items vary by Company. Additionally, years of service for fixed assets and amortizable assets are based on company judgment. Finally, companies have several ways of raising capital which can affect interest expense.  We believe the presentation of EBITDA provides a meaningful measure of performance exclusive of these unique items.